Exhibit 99.1
DocGo Announces First Quarter 2026 Results

Company Increases 2026 Revenue Guidance Based on Strong Demand for Virtual Care Services
Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, May 11th, 2026 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•Total revenue for the first quarter of 2026 was $75.6 million, compared to $96.0 million in the first quarter of 2025. This decline was entirely due to the wind-down of migrant-related programs, which generated zero revenue in the first quarter of 2026 and $35.0 million in the first quarter of 2025. Excluding revenue from migrant-related programs, revenue increased 19.3% to $75.6 million in the first quarter of 2026 from $61.0 million in the first quarter of 2025.
•GAAP gross margin (which includes depreciation and amortization expenses) for the first quarter of 2026 was 28.1%, compared to 28.2% in the first quarter of 2025.
•Adjusted gross margin1 for the first quarter of 2026 was 31.6%, compared to 32.1% in the first quarter of 2025.
•Net income for the first quarter of 2026 was ($16.7) million, compared to net income of ($11.1) million in the first quarter of 2025.
•Adjusted EBITDA1 was ($10.2) million for the first quarter of 2026, compared to adjusted EBITDA of ($3.9) million for the first quarter of 2025.
•Medical Transportation Services revenue in the first quarter of 2026 was $51.9 million, compared to $50.8 million for the first quarter of 2025.
•Mobile Health Services revenue for the first quarter of 2026 was $23.6 million, compared to $45.2 million for the first quarter of 2025. This decline was entirely due to the wind-down of migrant-related programs. Excluding revenue from migrant-related programs, Mobile Health Services revenue increased 131% to $23.6 million in the first quarter of 2026 from $10.2 million in the first quarter of 2025, driven by organic growth and the inclusion of revenue from SteadyMD.
•As of March 31, 2026, the Company held total cash and cash equivalents, including restricted cash and investments, of approximately $59.9 million, compared to $68.3 million as of December 31, 2025.

Select Corporate Highlights for the First Quarter of 2026 and Recent Weeks

•Combined revenues from the Company’s “healthcare at any address” business – which includes our care gap closure, transitions of care, remote patient monitoring, mobile phlebotomy and virtual care services – increased on a sequential basis from $12.8 million in the fourth quarter of 2025 to approximately $17.4 million in the first quarter of 2026, an increase of 36%.
•Company achieved record volumes across all major business lines, with US medical transportation increasing 17%, healthcare in the home increasing 46%, mobile phlebotomy increasing 8%, cardiac & remote patient monitoring increasing 13%, and virtual care & lab orders increasing 37% when comparing the first quarter of 2026 to the first quarter of 2025.
•SteadyMD entered into a new contract with a leading online pharmacy to provide virtual care services for weight loss prescriptions and a broad scope of general clinical services.
•Company’s Q1 health plan partnership client satisfaction survey found that 93% of survey participants were likely or very likely to recommend DocGo’s services, and a majority of survey participants said they plan on expanding services with DocGo in 2026.
•Company surpassed 1.6 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services, up from 1.45 million last quarter.
•Company was one of 150 healthcare providers selected to participate in CMS’s ACCESS Model program, which is aimed at improving chronic disease management through technology-supported care.
•Company received two prestigious industry awards subsequent to quarter end – DocGo was recognized as one of the 2026 World's Most Ethical Companies® by Ethisphere, and was also awarded “Best Overall Healthcare Cybersecurity Company” in the 10th annual MedTech Breakthrough Awards.

Financial Guidance

•Full-year 2026 revenue is expected to be $300-$315 million, an increase from the Company’s prior guidance of $290-$310 million, and initial guidance of $280-$300 million.
•Full-year 2026 adjusted EBITDA2 is expected to be ($5-$10) million, unchanged from the Company’s prior guidance.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “We continued to experience strong volumes across all key business verticals, and especially in our virtual care provider, SteadyMD. We now expect in excess of 50% top-line growth this year at SteadyMD compared to 2025, and even greater growth in our mobile phlebotomy business. As a result of this strength, we are increasing our consolidated 2026 revenue guidance midpoint by $7.5 million dollars.” Bienstock added, “Our strategic alternatives process is also ongoing, and we look forward to providing further updates when prudent.”

Norm Rosenberg, Chief Financial Officer of DocGo, commented “While we are very pleased with the momentum in our top line, this accelerated growth has created some margin inefficiency over the immediate term. This is largely due to an increased pace of hiring, and the use of incentives with our current mobile health workforce to bridge gaps as new full-time hires enter the field. We are also experiencing a meaningful negative impact from the increase in fuel prices caused by the war in the Middle East. We view both factors as temporary and continue to expect favorable margin trends to resume as these forces abate and recent cost cutting and efficiency initiatives flow through in their entirety.” Rosenberg continued, “Subsequent to quarter end, we made progress on collections of the final remaining migrant-related receivables. We believe that we have sufficient liquidity to support our growth initiatives, and our goal remains to achieve adjusted EBITDA profitability in the back half of the year.”

Michael Burdiek, current Chair of DocGo’s audit committee and incoming Chair of the Board, added “As incoming Chair of the Board, the Board of Directors and I look forward to working with management and the recently formed operational review subcommittee to identify additional operational and cost efficiencies that accelerate the Company's pathway to profitability, growth and financial flexibility.”

1Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details

Monday, May 11th, 2026, at 5:00 PM ET

1-800-717-1738 - Investors Dial

1-646-307-1865 - Int’l Investors Dial

Conference ID: 15300

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1760676&tp_key=d2cf48e722

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, ambulance services and a 50-state virtual care network. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around projected revenues and adjusted EBITDA for fiscal year 2026; the performance and growth of SteadyMD and the Company’s mobile phlebotomy business and other core business lines; the launch of new Mobile Health programs; the demand for and expansion of the Company’s services; cash flow and cash collections; the Company’s cash balances; margin improvements; and the Company’s achievement of profitability. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to the wind down of migrant-related services; the Company’s ability to continue as a going concern; the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to pursue strategic initiatives to deliver on shareholder value; the Company’s ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks and funding new strategic relationships; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs and other services; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; recent revenue growth derived from a small number of large customers; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the ongoing or any future shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$35,675,081	$51,018,657
Accounts receivable, net of allowance for credit loss of $8,503,759 and $8,299,053 as of March 31, 2026 and December 31, 2025, respectively	93,965,449	92,893,216
Prepaid expenses	5,276,630	4,790,215
Other current assets	3,248,628	3,697,371
Total current assets	138,165,788	152,399,459
Property and equipment, net	13,637,905	14,558,427
Intangibles, net	644,134	—
Restricted cash and cash equivalents	11,140,255	1,466,121
Restricted investments (amortized cost of $13,101,884 and $15,737,694 as of March 31, 2026 and December 31, 2025, respectively)	13,119,276	15,845,875
Operating lease right-of-use assets	10,248,516	11,520,781
Finance lease right-of-use assets	18,120,270	17,420,424
Deferred tax assets	814,032	538,864
Other assets	3,336,687	3,353,061
Total assets	$209,226,863	$217,103,012
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,866,403	$11,110,867
Accrued liabilities	44,728,154	42,789,440
Notes payable, current	49,278	51,740
Due to seller	338,360	336,982
Contingent consideration, current	8,100,376	3,040,377
Operating lease liability, current	4,288,907	4,650,953
Finance lease liability, current	5,845,230	5,509,687
Total current liabilities	77,216,708	67,490,046

Notes payable, non-current	171,714	183,843
Contingent consideration, non-current	2,476,216	4,776,215
Operating lease liability, non-current	6,610,293	7,563,664
Finance lease liability, non-current	11,541,541	11,217,907
Total liabilities	98,016,472	91,231,675
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 98,778,413 and 98,640,059 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	9,878	9,864
Additional paid-in-capital	328,618,933	325,416,366
Accumulated deficit	(198,564,926)	(183,801,795)
Accumulated other comprehensive income	2,247,984	2,387,404
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	132,311,869	144,011,839
Noncontrolling interests	(21,101,478)	(18,140,502)
Total stockholders’ equity	111,210,391	125,871,337
Total liabilities and stockholders’ equity	$209,226,863	$217,103,012

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Three Months Ended March 31,
	2026	2025
Revenues, net	$75,550,484	$96,033,055
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	51,667,588	65,185,060
Operating expenses:
General and administrative	30,835,068	32,902,070
Depreciation and amortization	2,647,107	3,761,391
Legal and regulatory	5,034,130	4,210,823
Technology and development	3,705,049	3,639,444
Sales, advertising and marketing	372,633	331,705
Total expenses	94,261,575	110,030,493
Loss from operations	(18,711,091)	(13,997,438)
Other income (expense):
Interest expense, net	(99,732)	(426,284)
Loss on change in fair value of contingent consideration	(2,760,000)	—
Insurance proceeds	4,687,798	—
Loss on equity method investment	—	(40,698)
Loss on remeasurement of operating and finance leases	—	(40,837)
(Loss) gain on disposal of fixed assets	(62,493)	15,139
Other income (expense)	264,964	(312,869)
Total other income (expense)	2,030,537	(805,549)

Net loss before income tax (expense) benefit	(16,680,554)	(14,802,987)
(Provision for) benefit from income taxes	(19,283)	3,723,687
Net loss	(16,699,837)	(11,079,300)
Net loss attributable to noncontrolling interests	(1,936,706)	(1,673,985)
Net loss attributable to stockholders of DocGo Inc. and Subsidiaries	(14,763,131)	(9,405,315)
Other comprehensive (loss) income
Unrealized loss on investments, net of tax	(71,904)	—
Foreign currency translation adjustment	(67,516)	495,538
Total comprehensive loss	$(14,902,551)	$(8,909,777)

Net loss per share attributable to DocGo Inc. and Subsidiaries - Basic	$(0.15)	$(0.09)
Weighted-average shares outstanding - Basic	98,746,095	101,594,579
Net loss per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(0.15)	$(0.09)
Weighted-average shares outstanding - Diluted	98,746,095	101,594,579

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,699,837)	$(11,079,300)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation of property and equipment	1,266,513	1,220,806
Amortization of intangible assets	21,038	1,299,142
Amortization of finance lease right-of-use assets	1,359,556	1,241,443
Loss (gain) on disposal of fixed assets	62,493	(15,139)
Deferred income tax expense	(253,775)	(3,927,428)
Accretion of discount related to restricted investments	(78,004)	—
Loss on equity method investments	—	40,698
Bad debt expense	1,732,911	1,247,991
Stock-based compensation	3,224,784	4,830,312
Loss on remeasurement of operating and finance leases	—	40,837
Loss on change in fair value of contingent consideration	2,760,000	—
Changes in operating assets and liabilities:
Accounts receivable	(2,803,766)	31,437,734
Prepaid expenses and other current assets	(37,672)	(386,734)
Other assets	16,374	538,190
Accounts payable	2,700,501	(8,308,173)
Accrued liabilities	1,938,714	(9,148,984)
Operating lease liabilities and right-of-use assets	132,363	185,334
Net cash (used in) provided by operating activities	(4,657,807)	9,216,729

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(430,310)	(1,029,626)
Purchase of intangibles	(665,172)	(712,711)
Acquisition of a business, net of cash acquired	—	(3,646,318)
Purchase of restricted investments	(1,731,066)	—
Proceeds from sale and maturity of restricted investments	4,463,765	—
Proceeds from disposal of property and equipment	21,903	94,341
Net cash provided by (used in) investing activities	1,659,120	(5,294,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(14,551)	(3,060)
Earnout payments on contingent liabilities	—	(265,538)
Distributions paid to noncontrolling interest	(1,024,270)	—
Payments for taxes related to shares withheld for employee taxes	(22,203)	(1,200,977)
Common stock repurchased	—	(5,751,954)
Payments on obligations under finance lease	(1,403,655)	(1,296,887)
Net cash used in financing activities	(2,464,679)	(8,518,416)

Effect of exchange rate changes on cash and cash equivalents	(206,076)	317,738

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(5,669,442)	(4,278,263)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	52,484,778	107,337,307
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$46,815,336	$103,059,044

	Three Months Ended March 31,
	2026	2025
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$47,031	$561,707
Cash paid for interest on finance lease liabilities	$248,568	$220,055
Cash paid for income taxes	$15,791	$1,906,712
Right-of-use assets obtained in exchange for lease liabilities	$2,114,291	$5,966,095

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$55,035	$438,738

Reconciliation of cash and restricted cash
Cash	$35,675,081	$79,007,535
Restricted cash	11,140,255	24,051,509
Total cash and restricted cash shown in statement of cash flows	$46,815,336	$103,059,044

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three months ended March 31, 2026 compared to the same period in 2025:

	Three Months Ended March 31,
	2026	2025
Revenue	$75,550,484	$96,033,055
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(51,667,588)	(65,185,060)
Depreciation and amortization	(2,647,107)	(3,761,391)
GAAP gross profit	21,235,789	27,086,604

Depreciation and amortization	2,647,107	3,761,391
Adjusted gross profit	$23,882,896	$30,847,995

GAAP gross margin	28.1%	28.2%
Adjusted gross margin	31.6%	32.1%
The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three months ended March 31, 2026 compared to the same period in 2025 (in millions):

	Three Months Ended March 31,
	2026	2025
Net loss (GAAP)	$(16.7)	$(11.1)
(+) Net interest expense	0.1	0.4
(+) Income tax expense (benefit)	—	(3.7)
(+) Depreciation and amortization	2.6	3.8
(+) Other (income)/expense	(2.1)	0.4
EBITDA	(16.1)	(10.2)

(+) Non-cash stock compensation	3.2	4.8
(+) Non-recurring expense	2.7	1.5

Adjusted EBITDA	$(10.2)	$(3.9)

Total Revenue	$75.6	$96.0
Pretax income margin	(22.1)%	(15.4)%
Net margin	(22.1)%	(11.6)%
Adjusted EBITDA margin	(13.5)%	(4.1)%

The table below reflects the reconciliation of operating expenses to adjusted operating expenses for the three months ended March 31, 2026 compared to the same period in 2025 and the three months ended December 31, 2025 (in millions):

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Operating expenses	$42.6	$44.8	$128.9
Depreciation & amortization	(2.6)	(3.8)	(3.9)
Non-cash stock compensation	(3.2)	(4.8)	(3.1)
Non-recurring expense	(2.7)	(1.5)	(86.2)
Adjusted operating expenses	$34.1	$34.7	$35.7

Contacts

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com